Exhibit 10.29


                              MEMBERSHIP INTEREST
                               PURCHASE AGREEMENT



                                  by and among

                              Sense Holdings, Inc.

                         and its wholly owned subsidiary

                           China Chemical Group, Inc.

                                       and

                       Shanghai Aohong Industry Co., Ltd.


                                 and its members


                                  Mr. Aihua Hu
                                       and
                                  Mrs. Ying Ye



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                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

         THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (the "Agreement") is effective as of the 27th day of June, 2007 (the "Effective Date") by and among Sense Holdings, Inc., a Florida corporation ("SEHO") and its wholly owned subsidiary China Chemical Group, Inc., a Florida corporation ("China Chemical"), Shanghai Aohong Industry Co., Ltd, a Chinese company of limited liabilities ("Aohong") and Mr. Aihua Hu ("Hu"), an individual, and Mrs. Ying Ye ("Ye"), an individual. SEHO and China Chemical are sometimes hereinafter collectively referred to as the "Buyer" and Hu and Ye are sometimes hereinafter collectively referred to as the "Members."

                                    RECITALS:

         WHEREAS, Aohong is organized under the laws of the People's Republic of China and its business and operations which are the distribution and sale of coolants and refrigerants are located in China.

         WHEREAS, Aohong has two wholly-owned subsidiaries, Shanghai Binghong Trading Co., Ltd. and Shanghai Wuling Environmental Material Co., Ltd.

         WHEREAS, Aohong has total registered capital which is equivalent to approximately $2,300,000 U.S. Dollars.

         WHEREAS, Hu and Ye are the sole members of Aohong, holding membership interests of 65.35% and 34.65%, respectively.

         WHEREAS, the Buyer is desirous of purchasing membership interests in Aohong for the consideration and pursuant to the terms and conditions hereof which shall equal 54.9% of the total membership interests of Aohong (the "Membership Interests").

         WHEREAS, Aohong and the Members are desirous of selling the Buyer such Membership Interests for the consideration and upon the terms and conditions hereof.

         WHEREAS, upon consummation of the transaction herein contemplated pursuant to its terms, the registered capital of Aohong will be approximately $5,100,000 U.S. Dollars.

         WHEREAS, upon consummation of the transaction herein contemplated, the Buyer will own 54.9% of Aohong and the Members will own the remaining 45.1%, and their respective contributions to the registered capital of Aohong will be proportionate to their membership interests.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

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SECTION 1.  PURCHASE CONSIDERATION AND TERMS

         1.1 Purchase Consideration of Membership Shares. Subject to the terms and conditions of this Agreement, at the Closing Aohong will sell the Membership Interests to Buyer, and Buyer will purchase the Membership Interests from Aohong free and clear of all liens, charges, claims, encumbrances of whatever nature. At Closing, Aohong will deliver to Buyer the certificates representing the Membership Interests which shall be issued in the name of China Chemical.

         1.2 Purchase Price. As full and complete consideration for the purchase of the Membership Interests Buyer will pay Aohong a total of Two Million Eight Hundred Thousand Dollars ($2,800,000), payable in U.S. Dollars as follows:

o $800,000 shall be paid to Aohong on or before September 30, 2007; and o an additional $400,000 shall be paid to Aohong on or before June 30, 2008; and o an additional $600,000 shall be paid to Aohong on or before December 31, 2008; and
o the remaining $1,000,000 shall be paid to Aohong on or before June 27, 2009.

         In addition, at Closing SEHO shall issue to Hu a certificate representing Twelve Million Five Hundred Thousand (12,500,000) shares of SEHO's common stock (the "Premium Shares"). These shares shall be valued at $0.095 per share, the fair market value of SEHO's common stock on the Effective Date.

         1.3 Closing. The Closing of this Agreement shall take place immediately upon the execution hereof by all parties.

SECTION 2.  REPRESENTATIONS AND WARRANTIES

         2.1 Aohong hereby represents and warrants to Buyer as follows. For the purposes of this Section, such representations and warranties are made by Aohong on its behalf and on behalf of its wholly owned subsidiaries:

                  2.1.1 Organization and Good Standing; Due Authorization. Aohong is a limited liability company, duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use. Aohong is duly qualified to do business as a foreign organization and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties and assets owned or used by it, or the nature of the activities conducted by it, requires such qualification. The Members have previously delivered to Buyer true and correct copies of the organizational documents of Aohong as currently in effect. Aohong has all requisite corporate power and authority to execute and deliver this Agreement and each instrument to be executed and delivered by Aohong in connection with the Closing, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by Aohong at the Closing, the performance of its obligations hereunder and the consummation by Aohong of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Aohong, and no other corporate proceedings on the part of Aohong are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by Aohong and this Agreement constitutes a valid and binding agreement of Aohong, enforceable against Aohong in accordance with its terms.


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                  2.1.2 Compliance With Legal Requirements; Governmental
Authorizations. Aohong is, and at all times has been, in material compliance with all governmental order, law, ordinance, principle of common law, regulation or statute existing on the date of this Agreement (the "Legal Requirements") that is or was applicable to it or to the conduct or operation of its business and no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a material violation by Aohong of, or a failure on the part of Aohong to comply with, any Legal Requirement, or may give rise to any obligation on the part of Aohong to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. Aohong has not received any notice or other communication (whether oral or written) from any governmental body or any other person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or any actual, alleged, possible, or potential obligation on the part of Aohong to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. All licenses and permits required by Aohong to operate its business as it is presently conducted are in full force and effect. No event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any such governmental authorization, or result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any such governmental authorization.

                  2.1.3 Full Disclosure. No representation or warranty by Aohong in this Agreement or in any document to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Buyer pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Aohong.

                  2.1.4 Valid Issuance. When issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, the Membership Interests will be duly and validly issued, fully paid, and nonassessable, will be free of any lien, encumbrance or restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

         2.2 The Members hereby jointly and severally represent and warrant to each of Buyer and Aohong as follows:

                  2.2.1 Power and Authority. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by each Member at the Closing, the performance of each Member's obligations hereunder and thereunder and the consummation by the Members of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each Member, and no other proceedings on the part of the Members are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by each Member and this Agreement constitutes a valid and binding agreement of each Member, enforceable against each Member in accordance with its terms.

                  2.2.2 No Conflicts. The Members are the sole record and beneficial owners of all existing membership interests in Aohong, all of which are owned free and clear of all liens, and have not been sold, pledged, assigned or otherwise transferred.


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         2.3      The Buyer hereby represents and warrants to Aohong and the
Members:

                  2.3.1 Organization and Good Standing; Due Authorization. Each of SEHO and China Chemical is a corporation, duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use. SEHO is duly qualified to do business as a foreign organization and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties and assets owned or used by it, or the nature of the activities conducted by it, requires such qualification. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and each instrument to be executed and delivered by Buyer in connection with the Closing, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by Buyer at the Closing, the performance of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by Buyer and this Agreement constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

                  2.3.2 Full Disclosure. No representation or warranty by Buyer in this Agreement or in any document to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Buyer pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Buyer.

                  2.3.3 Valid Issuance. When issued, sold and delivered in accordance with the terms of this Agreement, the Premium Shares will be duly and validly issued, fully paid, and nonassessable, will be free of any lien, encumbrance or restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

SECTION 3.  INVESTMENT REPRESENTATIONS.    Hu represents and warrants to Buyer
as follows:

         3.1. Hu is acquiring the Premium Shares hereunder for his own account with the present intention of holding such securities for purposes of investment, and he has no intention of distributing such Premium Shares or selling, transferring or otherwise disposing of such Premium Shares in a public distribution, in any of such instances, in violation of the federal securities laws of the United States of America.


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         3.2 Hu understands that (a) the Premium Shares that he shall acquire hereunder are "restricted securities," as defined in Rule 144 of the Securities Act of 1933 (the "Securities Act"); (b) such Premium Shares have not been registered under the Securities Act, and are being issued in reliance on exemptions for private offerings contained in Section 4(2) of the Securities Act; (c) the Premium Shares may not be distributed, re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act; and (d) until such time as the Premium Shares become eligible for sale by him, either pursuant to the registration of such Premium Shares under the Securities Act, or pursuant to a valid exemption from such registration, the certificates evidencing Hu's ownership of the Premium Shares shall contain the following legend:

         "The shares of common stock evidenced by this certificate have not been registered under the Securities Act of 1933, as
         amended (the "Act"). Such shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless they have been so registered or the issuer of such shares shall have received an opinion of counsel satisfactory to it to the effect that registration thereof for purposes of transfer is not required under the Act or the securities laws of any
                                     state."

         3.3. Hu is fully aware of the restrictions on sale, transferability and assignment of the Premium Shares, and that he must bear the economic risk of retaining ownership of such securities for an indefinite period of time. Hu is aware that (a) the Premium Shares will not be registered under the Securities Act; and (b) because the issuance of the Premium Shares has not been registered under the Securities Act, an investment in the Premium Shares cannot be readily liquidated if Hu desires to do so, but rather may be required to be held indefinitely.

         3.4 Hu is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act, or is otherwise experienced in investments and business matters, has made investments of a speculative nature and has such knowledge and experience in financial, tax and other business matters as to enable him to evaluate the merits and risks of, and to make an informed investment decision with respect to, this Agreement. Hu understands that his acquisition of the Premium Shares is a speculative investment, and that he is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

SECTION 4. REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Members will cause Aohong to make all filings required by the laws of the People's Republic of China which necessary to be made in order to promptly receive any and all necessary governmental approvals related to the transfer of the Membership Interests to the Buyer as contemplated herein pursuant to the terms of this Agreement.


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SECTION 5.  INDEMNIFICATION

         5.1 Indemnification of the Buyer by the Members. Each of the Members jointly and severally agrees to indemnify and hold harmless each of SEHO and China Chemical, and each of their respective affiliates, directors and officers and each person, if any, who controls each such company within the meaning of
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in this Agreement caused by any omission or alleged omission to state herein a material fact required to be stated herein or necessary in order to make the statements herein, in the light of the circumstances under which they were made, not misleading.

         5.2 Indemnification of the Members by the Buyer. The Buyer agrees to indemnify and hold harmless each of the Members and their affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in this Agreement caused by any omission or alleged omission to state herein a material fact required to be stated herein or necessary in order to make the statements herein, in the light of the circumstances under which they were made, not misleading.

SECTION 6.  MISCELLANEOUS

         6.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

         6.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

         6.3 Assignment. This Agreement is not assignable except by operation of law.

         6.4 Notices. Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:


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         If to Buyer:               Sense Holdings, Inc.
                                    10871 NW 52 Street
                                    Sunrise, FL  33351
                                    Telephone:  (954) 726-1422
                                    Attention:  Mr. Dore Scott Perler

         If to Aohong:              Shanghai Aohong Industry Co., Ltd.
                                    333 Huhua E. Rd
                                    Jiading, Shanghai 201811
                                    Telephone: 86-21-5997-2940 X 222
                                    Attention: Mr. Aihua Hu

         If to Hu or Ye:            c/o Shanghai Aohong Industry Co., Ltd.
                                    333 Huhua E. Rd
                                    Jiading, Shanghai 201811
                                    Telephone: 86-21-5997-2940 X 222

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address that shall have been furnished in writing to the addressor.

         6.5 Governing Law. This Agreement shall be construed, and the legal relations be the parties determined, in accordance with the laws of the State of Florida, thereby precluding any choice of law rules which may direct the applicable of the laws of any other jurisdiction. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Palm Beach County in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Palm Beach County Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Palm Beach County, Florida has been brought in an inconvenient forum.

         6.6 Entire Agreement. This Agreement and the collateral agreements executed in connection with the consummation of the transaction contemplated herein contain the entire agreement among the parties with respect to the subject hereof and supersede all prior agreements, written or oral, with respect thereto.

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         6.7 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         6.8 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

         6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                           SENSE HOLDINGS, INC.

                                    By: _____________________________
                                            Dore Scott Perler, President and
                                            Chief Executive Officer

                                            CHINA CHEMICAL GROUP, INC.

                                    By: _____________________________
                                             Dore Scott Perler, President




                                            SHANGHAI AOHONG INDUSTRY CO., LTD.

                                     By: _____________________________
                                            Aihua Hu, Member

                                     By: _____________________________
                                            Ying Ye, Member

                                    ---------------------------------
                                    Aihua Hu


                                   ---------------------------------
                                     Ying Ye


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